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                                                                    EXHIBIT 99.1


[Reliant Resources, Inc. Logo]

FOR FURTHER INFORMATION:       SANDY FRUHMAN (MEDIA) - (713) 497-3123
                               DENNIS BARBER (INVESTORS) - (713) 497-3042

FOR IMMEDIATE RELEASE:         JUNE 19, 2003


                        RELIANT RESOURCES PRICES OFFER OF
                      CONVERTIBLE SENIOR SUBORDINATED NOTES

HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) announced today that it priced $225 million of 5% convertible senior subordinated notes due 2010 in a placement with qualified institutional buyers under rule 144A. The transaction is expected to close on June 24, 2003.

The notes will be convertible at the option of the holder into Reliant Resources common stock at a conversion price of $9.54 per share, subject to adjustment in certain circumstances. The initial conversion price represents a 45% premium over the closing price of Reliant Resources common stock on June 18, 2003, which was $6.58 per share. The notes will be subordinate to senior indebtedness of RRI. The company has also granted the initial purchasers of the notes an option to purchase up to an additional $50 million of convertible senior subordinated notes.

The company intends to use the proceeds from the offering of the notes to repay indebtedness under its existing credit facility and for general corporate purposes or for the possible acquisition of Texas Genco Holdings, Inc.

The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Its wholesale business includes approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. The company also has nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

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This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words .. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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